CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133) and Post-Effective Amendment No. 1 to Registration Statement 333-42133 (No. 333-42133-99) and Post-Effective Amendment No. 2 to the Registration Statement 333-42133 (No. 333-42133-99) of our report dated June 22, 2026, with respect to the financial statements and supplemental schedule of Trane Technologies Employee Savings Plan for Bargained Employees included in this Annual Report on Form 11-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Charlotte, North Carolina
June 22, 2026